Exhibit 99.3

EMPLOYEE CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

This Employee Confidentiality and Noncompetition Agreement (the "Agreement") is made and entered into effective as of May 13, 2013 (the "Effective Date"), by and between Capital Southwest Management Corporation, a Nevada corporation ("Employer"), and Joseph B. Armes ("Employee").

W I T N E S S E T H:

WHEREAS, Employer desires to employ Employee as provided herein, and Employee desires to accept such employment; and

WHEREAS, Employee shall, as an employee of Employer, have access to Confidential Information (as hereinafter defined) with respect to Employer, its Affiliates and its Controlled Affiliates (as herein after defined);

WHEREAS, the parties hereto desire to enter into this Agreement in order to set forth the respective rights, limitations and obligations of both Employer and Employee with respect to Employee’s employment with Employer, the Confidential Information, the Work Product, and the other matters set forth herein;

WHEREAS, Employee’s performance of services to Employer may result in Work Product as hereinafter defined;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.         Employment.  Employer hereby employs Employee, and Employee hereby accepts employment with Employer and accepts the terms and conditions hereinafter set forth.

2.         Confidentiality.  Employee acknowledges that Employer has and will provide, and the Employee has and will acquire, technical knowledge with respect to Employer’s,  Affiliates’ and Controlled Affiliates’ business operations, including, by way of illustration,  trade secrets, products, compilations, business and financial methods or practices, plans, pricing, marketing and selling techniques and information, customer lists, prospects lists, investor lists and confidential information relating to Employer’s, Affiliates’ and Controlled Affiliates’ policies and/or business strategy (all of such information herein referenced to as the "Confidential Information"); provided, however, that “Confidential Information” shall not include information that (a) is or hereafter becomes available in the public domain, (b) is or becomes available to Employee on a non-confidential basis from a source other than the Employer, provided that such source is not known to Employee, after due inquiry of such source, to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information, or (c) is independently developed by Employee without the use of or reliance upon Employer Confidential Information.  The protection of the Confidential Information against unauthorized disclosure or use is of critical importance to Employer.  Employee agrees that Employee will not, during the course of his employment by Employer, divulge to any person, directly or indirectly, except to Employer or its officers and agents or as reasonably required in connection with Employee’s duties on behalf of Employer, or use, except on behalf of Employer, any Confidential Information acquired by the Employee before or during his employment by Employer.  The Employee agrees that Employee will not, at any time after his employment with Employer has ended, use or divulge to any person, directly or indirectly, any Confidential Information or use any Confidential Information in subsequent employment.  Employee acknowledges and agrees that his non-disclosure obligation applies to all Confidential Information of Employer, Affiliates and Controlled Affiliates, no matter when he obtained knowledge of or access to such Confidential Information.  Employee further acknowledges that Employer would not employ him or provide him with access to its Confidential Information, but for his promises and covenants contained in this Section 2 and elsewhere in this Agreement. Employee further represents and warrants that he is not bound by any agreement with any prior employer or other party that will be breached by execution and performance of this Agreement, or which would otherwise prevent him from performing his duties with Employer as set forth in this Agreement.  Employee represents and warrants that he has not retained any copies of proprietary and confidential information of any prior employer, and he will not use or rely on any confidential and proprietary information of any prior employer in carrying out his duties for Employer.

3.         Affiliate and Controlled Affiliate.  An "Affiliate" shall mean any entity in which the Employer or its related companies, Capital Southwest Corporation and Capital Southwest Venture Corporation, has any ownership or financial interest.  “Controlled Affiliate” shall mean any entity in which the Employer or its Affiliates has a controlling interest (greater than 50% interest), including but not limited to The Whitmore Manufacturing Company, The RectorSeal Corporation, and Media Recovery, Inc.  The list of Controlled Affiliates is subject to change during the Employer’s ordinary course of business.

4.         Return of Materials at Termination.  Employee agrees that if Employee’s relationship with Employer is terminated (for whatever reason), Employee shall not take with him, but will leave with Employer, all work product, Confidential Information, records, files, memoranda, reports, customer lists, prospects lists, investor lists, supplier lists, documents and other information related to the conduct of the business, in whatever form (including on computer disk), and any copies thereof, or if such items are not on the premises of Employer, Employee agrees to return such items immediately upon Employee’s termination.  Employee acknowledges that all such items are and remain the property of Employer.

5.         Noncompetition.  In consideration of the numerous mutual promises contained in this Agreement, including, without limitation, those involving Confidential Information, and in order to protect Employer's Confidential Information and to reduce the likelihood of irreparable damage which would occur in the event such information is provided to or used by a competitor of Employer, Employee agrees that for a period of one (1) year from and after the date of termination of this Agreement (the "Noncompetition Term"), he will not directly or indirectly, either through any form of ownership or as a director, officer, principal, agent, employee, employer, advisor, consultant, owner (except for a 1% or less ownership interest in any publicly-traded entity), partner, member, manager or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person, firm, corporation, governmental or private entity, or any other entity of whatever kind, use any Confidential Information to compete with Employer, its Affiliates or its Controlled Affiliates in the Business in the United States (the "Restricted Area").  Any such acts during the Noncompetition Term in the Restricted Area shall be considered breaches and violations of this Agreement.  For purposes of this Section 5, the term "Business" shall mean business being conducted by Employer, its Affiliates or its Controlled Affiliates as of the termination date.

If, during any period within the Noncompetition Term, Employee is not in compliance with the terms of this Section 5, in addition to the rights and remedies available to Employer at law, Employer shall be entitled to, among other remedies, compliance by Employee with the terms of this Section 5 for an additional period equal to the period of such noncompliance.  For purposes of this Agreement, the term "Noncompetition Term" shall also include this additional period.  Employee hereby acknowledges that the geographic boundaries, scope of prohibited activities and the time duration of the provisions of this Section 5 are reasonable and are no broader than are necessary to protect the legitimate business interests of Employer.

This noncompetition provision shall survive the termination of Employee's employment and can only be revoked or modified by a writing signed by the parties which specifically states an intent to revoke or modify this provision.

6.         Non-Interference or Solicitation.  Employee agrees that during his employment with Employer and for a period of two (2) years immediately following Employee’s termination for any reason (the “Non-Interference and Non-Solicitation Term”), he shall comply with the non-interference and non-solicitation provisions set forth in this Section 6 of this Agreement.  Employee further agrees that during the period beginning with the commencement of Employee’s employment with Employer and ending upon completion of the Non-Interference and Non-Solicitation Term, Employee shall not, directly or indirectly, as an employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity of Employer or any other person, entity or business, (i) solicit or encourage any partner or investor of Employer, Affiliate or Controlled Affiliate, to do business with any person or entity other than Employer, Affiliate or Controlled Affiliate with respect to or in competition with any of Employer’s, Affiliates’ or Controlled Affiliates’ then services or offerings; or (ii) Employee shall not, on Employee's own behalf or on behalf of any other person, firm, partnership, corporation or other entity, recruit, hire, solicit, or seek to hire any employee of Employer, Affiliate or Controlled Affiliate or in any other manner attempt, directly or indirectly, to influence, induce, or encourage any employee of Employer to leave Employer 's, Affiliates’ or Controlled Affiliates’ employment, nor shall Employee use or disclose to any person, firm, partnership, or corporation or other entity any information concerning the names, addresses and/or salaries of any employees of Employer, Affiliate or Controlled Affiliate.  This provision is expressly cumulative and in addition to whatever other remedies Employer may have either at law or in equity.

7.         Work Product.  For purposes of this Section 7, "Work Product" shall mean all intellectual property rights, including all trade secrets, U.S. and international copyrights, trademarks, trade names, licenses, patentable inventions, discoveries and other intellectual property rights in any work product that is created in connection with Employee’s work.  In addition, all rights in any preexisting Work Product provided to the Employer during Employee’s employment shall automatically become part of the Work Product hereunder, whether or not it arises specifically out of Employee’s Work.  For purposes of this Agreement, "Work" shall mean (i) any direct assignments and required performance by or for the Employer, and (ii) any other productive output that specifically relates to the business of the Employer and is produced during Employee’s employment or engagement by the Employer.  For this purpose, Work may be considered present even after normal working hours, away from the Employer’s premises, on an unsupervised basis, alone or with others.

The Employer shall own all rights in the Work Product.  To this end, all Work Product shall be considered work made for hire for the Employer.  If any of the Work Product may not, by operation of law or agreement, be considered Work made by Employee for hire for the Employer (or if ownership of all rights therein do not otherwise vest exclusively in the Employer immediately), Employee agrees to assign, and upon creation thereof does hereby automatically assign, without further consideration, the ownership thereof to the Employer.  Employee hereby irrevocably relinquishes for the benefit of the Employer and its assigns any moral rights in the Work Product recognized by applicable law.  The Employer shall have the right to obtain and hold, in whatever name or capacity it selects, copyrights, registrations, and any other protection available in the Work Product.

Employee agrees to perform upon the request of the Employer, during or after Employee’s Work or employment, such further acts as may be necessary or desirable to transfer, perfect, and defend the Employer’s ownership of the Work Product, including by (i) executing, acknowledging, and delivering any requested affidavits and documents of assignment and conveyance, (ii) obtaining and/or aiding (provided, however, without any requirement of Employee to expend funds or incur liabilities or expenses in such aid to Employer) in the enforcement of copyrights, trade secrets, and (if applicable) patents with respect to the Work Product in any countries, and (iii) providing testimony in connection with any proceeding affecting the rights of the Employer in any Work Product. Employee shall be compensated for all assistance provided to Employer under this Section 7 at the rate of USD $300 per hour and shall be reimbursed by Employer for any and all reasonable expenses and costs incurred by Employee in connection with its post-employment fulfillment of the provisions of this Section 7. Employer’s obligations and Employee’s rights under the immediately preceding sentence shall survive the termination of this agreement for any reason.

8.         No Exclusions.  Employee hereby represents that Employee has not heretofore created any Work Product or prepared any work which is the subject of any Work Product that Employee wishes to exclude from the provisions of Section 7 above.

9.         Reformation of Sections 5 and 6.  Employer and Employee agree and stipulate that the agreements contained in Sections 5 and 6 hereof are fair and reasonable in light of all of the facts and circumstances of the relationship between Employee and Employer; however, Employee and Employer are aware that in certain circumstances courts have refused to enforce certain agreements not to compete.  Therefore, in furtherance of, and not in derogation of the provisions of Sections 5 and 6, Employer and Employee agree that in the event a court should decline to enforce the provisions of Sections 5 and 6, that Sections 5 and 6, as applicable, shall be deemed to be modified or reformed to restrict Employee's competition with Employer or its Affiliates to the maximum extent, as to time, geography and business scope, which the court shall find enforceable; provided, however, in no event shall the provisions of Sections 5 and 6 be deemed to be more restrictive to Employee than those contained herein.

10.       Injunctive Relief and Damages.  Employee acknowledges that breach of any of the agreements contained herein, including, without limitation, any of the noncompetition and confidentiality covenants specified in Sections 2 through 7, will give rise to irreparable injury to Employer, inadequately compensable in damages.  Accordingly, Employer shall be entitled to injunctive relief to prevent or cure breaches or threatened breaches of the provisions of this Agreement and to enforce specific performance of the terms and provisions hereof in any court of competent jurisdiction, in addition to any other legal or equitable remedies which may be available.  Employee further acknowledges and agrees that in the event of the termination of this Agreement, his experience and capabilities are such that he can obtain employment in business activities which are of a different or noncompeting nature with his activities as an employee of Employer; and that the enforcement of a remedy hereunder by way of injunction shall not prevent Employee from earning a reasonable livelihood.  Employee further acknowledges and agrees that the covenants contained herein are necessary for the protection of Employer's legitimate business interests and are reasonable in scope and content.

11.       Severability and Reformation.  Subject to Section 9 if any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of Employee or Employer under this Agreement would not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and Employer and Employee hereby request the court to whom disputes relating to this Agreement are submitted to reform the otherwise unenforceable covenant in accordance with this Section 11.

12.       Notices.  All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery,  (ii) expedited or overnight courier or delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address for notice for such party set forth below or to such different address as the addressee shall have designated by written notice sent pursuant to the terms hereof and shall be deemed to have been received either, in the case of personal delivery, at the time of personal delivery, in the case of expedited or overnight courier or delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, three days after deposit in a depository receptacle under the care and custody of the United States Postal Service.  Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by written notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

If to Employer:	Capital Southwest Management Corporation 12900 Preston Road, Suite 700 Dallas, Texas 75230

If to Employee:	Joseph B. Armes
6810 Mimosa Lane
Dallas, Texas 75230

13.       Modification.   No change or modification of this Agreement shall be valid or binding upon the parties hereto, nor shall any waiver of any term or condition in the future be so binding, unless change or modification or waiver is in writing and signed by the parties hereto.

14.       Forum, Venue, and Jurisdiction.  Any legal suit, action, or proceeding brought by any party or any of its Affiliates arising out of or based upon this Agreement shall only be instituted in any federal or state court of competent jurisdiction in Dallas County, Texas.  Each party waives any objection which it may now or hereafter have to the laying of venue in any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action, or proceeding.

15.       Governing Law.  This Agreement shall be governed by the Laws of the State of Texas, regardless of conflicts of law or choice of law principles.

16.       Costs.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

17.       Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their executors, administrators, successors, personal representatives, heirs, and assigns.

18.       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, but only one of which need be produced.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Capital Southwest Management Corporation		Employee

By:	/s/ Richard F. Strup	By:	/s/ Joseph B. Armes
Name:	Richard F. Strup, Director	Name:	Joseph B. Armes